UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2010

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 25, 2010, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing the early participation date results, as of 5:00 p.m., New York City time, on January 22, 2010, for its previously announced modified “Dutch Auction” cash tender offers to purchase (i) up to $200 million aggregate principal amount of its outstanding 5.250% Notes due March 2011; 5.500% Notes due November 2012; 4.875% Notes due February 2013; and 4.875% Notes due April 2013 (the “Short-Term Notes”); and (ii) up to $550 million aggregate principal amount of its outstanding 4.750% Notes due February 2014; 5.000% Notes due August 2014; 4.875% Notes due March 2015; 5.375% Notes due March 2016; 6.000% Notes due June 2017; and 6.000% Notes due November 2017 (the “Intermediate-Term Notes”).

The Company announced that it is raising the tender cap of the Intermediate-Term Notes from $550 million to $575 million. As a result of this increase, the Company has extended (i) the expiration date of the tender offers to 12:00 midnight, New York City time, on February 5, 2010, and (ii) the reference yield determination date of the tender offers, as described in the Offer to Purchase dated January 6, 2010, to 2:00 p.m., New York City time, on February 3, 2010. Withdrawal rights for the tender offers have expired and have not been extended.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated January 25, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2010

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 25, 2010

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